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(PRICEWATERHOUSECOOPERS LOGO)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Assurant, Inc. of our reports dated March 28, 2003, except as to Note 23 as to which the date is October 20, 2003 relating to the consolidated financial statements and financial statement schedules of Fortis, Inc. as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, which appear in the Registration Statement on Form S-1 of Assurant, Inc.

New York, New York
February 4, 2004